AMENDMENT AND WAIVER AGREEMENT

This AMENDMENT AND WAIVER AGREEMENT (this “Agreement”) is made and entered into as of this 27th day of September, 2007 among Berliner Communications, Inc., a Delaware corporation (the “Company”), and each of the undersigned holders (each, a “Noteholder,” and collectively, the “Noteholders”) of the Company’s 7% Senior Subordinated Secured Convertible Notes Due 2008 (each, a “Note” and collectively, the “Notes”).

WHEREAS, the Company and Sigma Opportunity Fund, LLC (“Sigma”) are parties to that certain Note Purchase Agreement, dated as of December 29, 2006 (the “Note Purchase Agreement”) pursuant to which the Company sold and Sigma purchased a Note in the original principal amount of $3.0 million (the “Sigma Note”) and issued to Sigma a warrant to purchase up to 1.5 million shares of the Company’s common stock (the “Sigma Warrant”);

WHEREAS, the Company entered into a Joinder Agreement with Pacific Asset Partners (“Pacific”) and Operis Partners I LLC (“Operis”), dated as of February 2, 2007, pursuant to which (i) the Company sold and Pacific purchased a Note in the original principal amount of $1.0 million (the “Pacific Note”), (ii) the Company issued to Pacific a warrant to purchase up to 500,000 shares of our common stock (the “Pacific Warrant”), (iii) the Company sold and Operis purchased a Note in the original principal amount of $500,000 (the “Operis Note”), and (iv) the Company issued to Operis a warrant to purchase up to 250,000 shares of our common stock (the “Operis Warrant”);

WHEREAS, the Company entered into a Joinder Agreement with Sigma Berliner, LLC (“SBLLC”), dated as of February 15, 2007, pursuant to which the Company sold and SBLLC purchased a Note in the original principal amount of $1.5 million (the “SBLLC Note”, and together with the Sigma Note, the Pacific Note and the Operis Note, the “Notes”) and a warrant to purchase up to 750,000 shares of the Company’s common stock (the “SBLLC Warrant,” and together with the Sigma Warrant, Pacific Warrant and Operis Warrant, the “Warrants”);

WHEREAS, pursuant to the Note Purchase Agreement, to which each Noteholder is deemed to be a party, the Company agreed to register the shares of common stock into which the Notes are convertible and the shares of common stock into which the Warrants are exercisable (collectively, the “Registrable Shares”) on a registration statement (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”);

WHEREAS, pursuant to Section 8(a)(3) of the Note Purchase Agreement, the Company has become liable to pay liquidated damages to each Noteholder (the “Liquidated Damages”) because the Registration Statement was not declared effective by the Securities and Exchange Commission prior to the Required Effective Date (as such term is defined in the Note Purchase Agreement);

WHEREAS, the Noteholders have agreed to make certain amendments and waivers as consideration for a reduction in the Conversion Price (as such term is defined in each of the Notes) of the Notes.

NOW, THEREFORE, the parties hereto consent and agree as follows:

1. Amendment of Notes. In Section 6.1 of each of the Sigma Note, Pacific Note, Operis Note and SBLLC Note, the defined term “Conversion Price” is hereby amended to read in its entirety as follows: “Conversion Price” means $1.00, subject to adjustment as provided in Section 5.3.

2. Amendment of Note Purchase Agreement.

(a) In Section 1(c) of the Note Purchase Agreement, the defined term “Registration Event” is hereby deleted in its entirety and shall no longer have any force and/or effect, including, any references to this term throughout the Note Purchase Agreement, wherever it may appear.

(b) Section 8(a), subsection (1) of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows: (a) Obligation to Register Shares. “The Company shall use its best efforts to prepare and, as expeditiously as possible, file with the SEC a Registration Statement which covers the resale by the Buyers of (A) a number of shares of Common Stock equal to the maximum number of Conversion Shares issuable upon conversion of the Notes, and (B) a number of shares of Common Stock equal to the number of Warrant Shares issuable upon exercise of the Warrants and the Additional Warrants, in each such case as Registrable Securities, and which Registration Statement shall state that, in accordance with Rule 416 under the 1933 Act, the Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Notes or exercise of the Warrants and the Additional Warrants to prevent dilution resulting from stock splits, stock dividends or similar transactions.”;

(c) Section 8(a), subsection (2) of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows: Prior to the effectiveness of a Registration Statement, and during any time subsequent to the effectiveness of any Registration Statement filed in connection with Section 8(a) hereof when such Registration Statement for any reason is not available for use by any Investor for the resale of any Registrable Securities, the Company shall not file any other registration statement or any amendment thereto with the SEC under the 1933 Act or request the acceleration of the effectiveness of any other registration statement (except for Registration Statements filed in connection with Section 8(a) hereof) previously filed with the SEC other than (A) any registration statement on Form S-8 and (B) any registration statement or amendment which the Company is required to file, or as to which the Company is required to request acceleration, pursuant to any obligation in effect on the date of execution and delivery of this Agreement.

(d) Section 8(a), subsection (3) of the Note Purchase Agreement is hereby deleted in its entirety and shall have no further force and/or effect.

(e) In Section 8(e) of the Note Purchase Agreement:

(i) The first sentence shall be amended to include at the beginning of the sentence: “Except for registrations of securities under Section 8(a) hereof,”;

(ii) A new last sentence shall be added to read: “The Investors acknowledge that their piggyback registration rights under this Section 8(e) may be limited by the amount of Registrable Shares previously registered under Section 8(a), and this limitation shall not constitute a breach of this Agreement.”

3. Agreement Regarding Best Efforts. The parties hereby agree and acknowledge that “best efforts” as such term is used in Section 8 the Note Purchase Agreement with respect to registration of the Registrable Shares shall mean the Company shall register in one or more Registration Statements as soon as practicable (which, with respect to the initial Registration Statement, shall mean promptly after the Company’s filing of a Definitive Proxy Statement on Schedule 14A with the SEC for the Company’s 2007 Annual Meeting to be filed on or about October 29, 2007 substantially the maximum number of shares that may at any time be registered (which, for the purposes of the initial Registration Statement shall be approximately 1,222,632 shares) on the form of Registration Statement (a) available to the Company at the time such Registration Statement is filed, (b) under which an “at the market” offering may be made on a delayed or continuous basis under Rule 415 of the Securities Act of 1933, as amended, and (c) shall not be considered or deemed to be a primary offering of securities by the Securities and Exchange Commission. This shall be a continuing obligation on the part of the Company for so long as the Company has registration rights obligations pursuant to the Note Purchase Agreement. The Company shall file such amendments to the Registration Statement(s) as are necessary or desirable to comply with this Section 3 and Section 8 of the Note Purchase Agreement, as amended.

4. Waiver. In consideration for the amendment provided for in Section 1 above, the undersigned Noteholders hereby permanently, irrevocably and unconditionally waive in full, now and forever, the application of Section 8(a) of the Note Purchase Agreement, and hereby permanently, irrevocably and unconditionally waive in full, now and forever, any right of such Noteholder to the payment of the Liquidated Damages, whether accrued or accruing, under Section 8(a) of the Note Purchase Agreement and release the Company from Section 8(a) prior to the date hereof.

5. Affect of Amendment. To the extent any provision of the Note Purchase Agreement, the Notes and the Warrants require further amendment or interpretation in order to effect and implement the intentions of this Agreement, the parties hereto agree that such amendments shall be deemed to have been made upon execution hereof.

6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed via facsimile, which shall be deemed an original.

7. Severability. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity or enforceability of any other provision and of the entire Agreement shall not be affected.

8. Enforceability. Upon execution of this Agreement by the undersigned Noteholders, the validity of any waiver, consent or amendment made hereunder shall be unaffected by the failure of any one or more Noteholders of the Company to execute this Agreement.

9. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

10. Further Assurances. Following the date hereof, each party shall execute, deliver, acknowledge and file, or shall cause to be executed, acknowledged, delivered and filed, all such further instruments, certificates and other documents and shall take, or cause to be taken, such other actions as may reasonably be requested by any other party in order to carry out the provisions of this Agreement.

11. Confidentiality. Each undersigned Noteholder hereby agrees, except as required by law, to hold in confidence this Agreement, all of the terms thereof and all of the transactions contemplated thereby and hereby until such time as the material terms thereof and hereof are publicly disclosed by the Company (which the Company agrees to do in compliance with applicable law).

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

BERLINER COMMUNICATIONS, INC., a Delaware corporation

By:	/s/ Rich Berliner
Name: Rich Berliner
Title: Chief Executive Officer

Signature Page to Waiver Agreement

NOTEHOLDERS:

SIGMA OPPORTUNITY FUND, LLC

By:	SIGMA CAPITAL ADVISORS, LLC

By:	/s/ Thom Waye
Name: Thom Waye
Title: Manager

PACIFIC ASSET PARTNERS, a California limited partnership

By:	/s/ Robert M. Stafford
Name: Robert M. Stafford
Title: General Partner

OPERIS PARTNERS I LLC, a Delaware limited liability company

By:	/s/ Lior Avneri
Name: Liore Avneri
Title: __________

SIGMA BERLINER, LLC, a Delaware limited liability company

By:	/s/ Thom Waye
Name: Thom Waye
Title: Manager

Signature Page to Waiver Agreement